AMENDMENT NUMBER ONE
                                     TO THE
                 RIGHTS AGREEMENT DATED AS OF SEPTEMBER 16, 1996
                         BETWEEN CELGENE CORPORATION AND
            AMERICAN STOCK TRANSFER & TRUST COMPANY, AS RIGHTS AGENT


Reference is made to the Rights Agreement dated as of September 16, 1996 between Celgene Corporation and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agreement"). Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Rights Agreement.

1. Section 7(a) of the Rights Agreement is deleted and restated to read as follows:

          "Section 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS. (a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price for the total number of Common Shares (or other securities, as the case may be) as to which such surrendered Rights are exercised, at or prior to the earliest of (i) the close of business on February 17, 2010 (the "Final Expiration Date"), or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date")."

2. Section 7(b) of the Rights Agreement is deleted and restated to read as follows:

          "(b) The purchase price (the "Purchase Price") per whole Common Share at which a holder of Rights may purchase Common Shares or (subject to Section 14 hereof) fractions thereof upon exercise of such Rights shall initially be $700.00, shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof, and shall be payable in accordance with paragraph
(c) below."


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

Except as amended hereby, the Rights Agreement shall continue in full force and effect.

Dated as of February 18, 2000

CELGENE CORPORATION


By: /s/ Robert J. Hugin
    Name: Robert J. Hugin
    Title: Senior Vice President and Chief Financial Officer

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY



By: /s/ Herbert J. Lemmer
    Name: Herbert J. Lemmer
    Title: Vice President